                        LITIGATION MANAGEMENT AGREEMENT


                  THIS AGREEMENT (the "Management Agreement"), dated as of February 4, 1998, is by and among Golden State Bancorp Inc., a Delaware corporation ("GSB" and, as the surviving corporation in the merger contemplated by the Agreement (as defined herein), the "Company"), Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"), California Federal Bank, A Federal Savings Bank ("California Federal" and, together with Glendale Federal, the "Banks")), and the other persons whose names are set forth on the signature pages hereto.

                  WHEREAS, Glendale Federal is currently a plaintiff in an action titled Glendale Federal Bank, F.S.B. v. United States of America, Civil Action No. 90-772C, U.S. Court of Federal Claims (together with any appeal thereof or other proceeding related thereto, the "Glendale Litigation"); and

                  WHEREAS, California Federal is currently a plaintiff in an action titled California Federal Bank, A Federal Savings Bank v. United States of America, Civil Action No. 92-138C, U.S. Court of Federal Claims (together with any appeal thereof or other proceedings related thereto, the "CalFed Litigation" and, together with the Glendale Litigation, the "Goodwill Litigation"); and

                  WHEREAS, on July 28, 1995, California Federal distributed Participation Interests representing the right to receive a pro rata portion of approximately 25 percent of the net after-tax proceeds of the CalFed Litigation (each, a "CALGZ") and on January 3, 1997, California Federal distributed Secondary Participation Interests representing the right to receive a pro rata portion of 60 percent of the net after-tax proceeds, in excess of certain threshold recovery amounts and net of distributions to the holders of the CALGZs, of the CalFed Litigation (each, a "CALGL" and, together with the CALGZs, the "CalFed Securities"); and

                  WHEREAS, GSB has announced its intention to distribute Litigation Tracking Warrants, each representing the right to receive a pro rata distribution of shares of Golden State Common Stock with an aggregate value equal to the a percentage, set forth in the Warrant Agreement relating to such Warrants, of the net after-tax proceeds of the Glendale Litigation (each, a "GSB LTW"), which distribution is expected to take place prior to consummation of the Merger; and

                  WHEREAS, GSB, through its subsidiaries, will, after giving effect to the distribution of the GSB LTWs and the CalFed Securities, retain an interest in the proceeds of the Glendale Litigation and the CalFed litigation, respectively; and

                  WHEREAS, the parties hereto intend that the Goodwill Litigation be pursued, prosecuted, managed and conducted in a manner that is consistent with the best interests of the holders of the GSB LTWs, the CalFed Securities, the Banks and the Company; and

                  WHEREAS, the parties hereto have agreed to conduct the Goodwill Litigation as provided in this Management Agreement in connection with the execution of the Agreement and Plan of Reorganization, dated February, 1998, by and among First Nationwide (Parent) Holdings, a Delaware corporation, First Nationwide Holdings, Inc. a Delaware corporation, First Gibraltar Holdings, Inc., a Delaware corporation, Hunter's Glen/Ford, Ltd. and GSB (the "Agreement") (capitalized terms used but not otherwise defined in this Management Agreement shall have the meanings ascribed to them in the Agreement);

                 NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                 Pursuit and Management of Goodwill Litigation

                  1.1 In order to assure that those parties with prior knowledge of and experience regarding the Goodwill Litigation, including the facts forming the basis for the claims underlying the Goodwill Litigation and regarding the strategies developed to pursue those claims, remain involved in the Goodwill Litigation, the parties hereto agree that the Company shall, effective as of the Effective Time, employ and retain Stephen J. Trafton and Richard A. Fink (the "Litigation Managers") as Litigation Managers with respect to the Glendale Litigation, and that the Company shall employ and retain Messrs. Trafton and Fink as Litigation Managers with respect to the CalFed Litigation.

                  1.2 The Litigation Managers, on behalf of the holders of the GSB LTWs (the "GSB Holders"), Glendale Federal and the Company from and after the Effective Time, shall be granted authority, subject to the terms of this Management Agreement, to prosecute, appeal, negotiate, resolve, settle, compromise, arbitrate or otherwise pursue the Glendale Litigation, in whole or in part, and to oversee for Glendale Federal and the Company the matters related to the GSB LTWs and the recovery, disposition or other handling of any proceeds of the Glendale Litigation and any expenses thereof (except with respect to the tax treatment of the receipt or payment of any recovery, proceeds or expenses), subject to and in accordance with the provisions of this Management Agreement.

                  1.3 The Litigation Managers, on behalf of the holders of the CalFed Securities (the "CalFed Holders" and, together with the GSB Holders, the "Holders"), California Federal and the Company from and after the Effective Time shall be granted authority, subject to the terms of this Management Agreement, to prosecute, appeal, negotiate, resolve, settle, compromise, arbitrate or otherwise pursue the CalFed Litigation, in whole or in part, and to oversee for the Surviving Bank and the Company the matters related to the CalFed Certificates and the recovery, disposition or other handling of any proceeds of the CalFed Litigation and any expenses thereof (except with respect to the tax treatment of the receipt or payment of any recovery, proceeds or expenses), subject to and in accordance with the provisions of this Management Agreement.

                  1.4 As of and following the Effective Time, the Board of Directors of the Company will establish a Glendale Litigation committee (the "Glendale Committee") and a CalFed Litigation committee (the "CalFed Committee"). As of and following the Effective Time, the powers and rights of the Board of Directors of the Company shall be vested in the Glendale Committee with respect to all matters related to the Glendale Litigation and the GSB LTWs and in the CalFed Committee with respect to all matters related to the CalFed Litigation and the CalFed Certificates. The Litigation Managers will report directly to the Glendale Committee with respect to matters related to the Glendale Litigation and the GSB LTWs, and will report directly to the CalFed Committee with respect to matters related to the CalFed Litigation and the CalFed Certificates.

                  1.5 The CalFed Committee may at any time, or from time to time, reduce or terminate any or all of the specific powers of one or both of the Litigation Managers with respect to the CalFed Litigation and in such event shall provide prior written notice thereof to such Litigation Manager or Litigation Managers. The decision of the CalFed Committee in this respect shall not be subject to arbitration, dispute or litigation. Any dimunition of the powers of the Litigation Managers shall not reduce any compensation due to the Litigation Managers under this Agreement.

                                   ARTICLE II

                            The Litigation Managers

                  2.1 (a) Subject to the terms of this Agreement, the Litigation Managers shall have all power to carry out in their sole discretion their responsibilities pursuant to Article 1 hereof, subject to (a) periodic consultation with the Glendale Committee as to the Glendale Litigation and with the CalFed Committee as to the CalFed Litigation and (b) the approval of the Glendale Committee (with respect to the Glendale Litigation) or the CalFed Committee (with respect to the CalFed Litigation) with respect to any final settlement of the Glendale Litigation or the CalFed Litigation, any decision to permanently abandon or otherwise cease to prosecute the Glendale Litigation or the CalFed Litigation or any decision to expend funds of the Company or the Surviving Bank. The powers and authority of the Litigation Managers shall include, without limitation, the power and authority to, and the Litigation Managers shall:

                         (i) without prior or further authorization, to control and exercise authority over, subject to the terms of the GSB LTWs and the CalFed Securities, the management and conduct of the Glendale Litigation and the CalFed Litigation and matters relating to the GSB LTWs and the CalFed Securities;

                         (ii) to coordinate and manage the application for any regulatory, stock exchange, stock market or other approvals or the making of any filings required to carry out the transactions contemplated by the GSB LTWs or the CalFed Certificates, including without limitation directing the Company to issue the shares of common stock of the Company or any successor thereto upon exercise of the GSB LTWs;

                         (iii) to authorize the payment by the Company or its subsidiaries of expenses relating to the Glendale Litigation and the GSB LTWs, or to the CalFed Litigation and the CalFed LTWs, as the case may be;

                         (iv) to retain counsel and advisors, including accountants, investment bankers, experts, transfer agents, escrow agents, consultants, and other assistances, in connection with the Goodwill Litigation or the GSB LTWs or the CalFed Certificates (or any other matters contemplated by this Management Agreement), or to retain sub-managers or other agents, and to cause the same to be reasonably compensated by the Company or its subsidiaries for services rendered;

                         (v) to enter into contracts, agreements, commitments and other arrangements and to execute pleadings, affidavits and other court documents, and to participate in, initiate or request settlement or other conferences, hearings or discussions on behalf of the Company, or Glendale Federal or California Federal or their successors, necessary or appropriate to carry out their responsibilities hereunder;

                         (vi) subject to Section 2.1(b), to make any determinations or valuations contemplated by the terms of the GSB LTWs or that are otherwise required to be made in order to fulfill the intent of the terms of such securities;

                         (vii) with respect to any non-cash proceeds of the Goodwill Litigation, to sell, convey, transfer, assign, pledge, encumber or liquidate on behalf of the Company such non-cash proceeds or any part thereof or any interest therein, upon such terms and for such consideration as the Litigation Managers in their sole and absolute discretion deem desirable, and to file on behalf of the Company such documents as are customarily required to effect any of the foregoing, including the filing of necessary UCC financing statements; and

                         (viii) to publish or mail, or cause to be published or mailed, any notices contemplated by the GSB LTWs or the CalFed Securities or otherwise deemed advisable by the Litigation Managers in connection with such securities.

Notwithstanding anything contained in this Management Agreement that may be deemed to be to the contrary, the Board of Directors of the Company shall (solely through the Glendale Committee in the case of the Glendale Litigation and the GSB LTWs) have and maintain ultimate authority with respect to all matters relating to the Goodwill Litigation, the GSB LTWs and the CalFed Securities, and nothing contained herein shall be deemed to relieve the Board of Directors (or, with respect to matters related to the Glendale Litigation and the GSB LTWs, the Glendale Committee) of any of its rights, authorities or obligations under applicable law or to create any obligations in conflict with or in derogation of such rights, authorities or obligations.

                  (b) Any determinations or valuations contemplated by the terms of the GSB LTWs or the CalFed Securities or that are otherwise required to be made in order to fulfill the intent of the terms of such securities (including without limitation determination of the "Adjusted Litigation Recovery," as such term is used in the GSB LTWs and the CALGLs, or the "Litigation Recovery," as such term is used in the CALGZs, or whether or when any event triggering any obligations thereunder has occurred) shall be made in the first instance by the Litigation Managers. Such determinations and valuations of the Litigation Managers shall be subject to review by the Glendale Committee (in the case of the GSB LTWs) or the CalFed Committee (in the case of the CalFed Securities), the decision of which Committee in respect of such matters shall be final and binding on the Company and the Holders, absent manifest error. In making such determinations or valuations the Litigation Managers shall be entitled to retain such accountants, investment bankers, counsel or other advisers and experts as they deem appropriate, and shall be fully protected in relying upon the foregoing in such connection.

                  (c) During his employment as Litigation Manager, each Litigation Manager shall be an Executive Vice President of the Company and shall be entitled to (i) receive from the Company an annual salary of $600,000, payable monthly, in the case of Mr. Trafton, and an annual salary of $400,000, payable monthly, in the case of Mr. Fink; (ii) participation in employee welfare benefit plans, deferred compensation and other plans, policies and perquisites, in each case on a basis no less beneficial than that made available to any other Executive Vice President of the Company or its successors (other than participation in any stock option plan, the Severance Pay Plan for Executive Officers or in the Deferred Executive Compensation Plan of the Company); and (iii) office space comparable to such space as is presently provided to such individuals by GSB in such location as Messrs. Trafton and Fink may reasonably specify, secretarial and clerical assistance, travel allowance and expense reimbursement, in each case no less beneficial than made available to any other Executive Vice President of the Company or its successors. In addition, in consideration for their services hereunder and for the restrictions imposed by the noncompetition and nonsolicitation provisions set forth in Section 6.2 hereof, Stephen J. Trafton shall be entitled to the benefits set forth with respect to him on Schedule 2.1(c)(i) hereto (the "Trafton Benefits") and Richard A. Fink shall be entitled to the benefits set forth with respect to him on Schedule 2.1(c)(ii) hereto (the "Fink Benefits"). The cost to the Company or any of its subsidiaries of any of the compensation payable or benefits due to the Litigation Managers contemplated by this Section 2.1(c) (including without limitation Schedules 2.1(c)(i) and 2.1(c)(ii)) or Section 2.1(d) shall be deemed to be expenses of the Glendale Litigation and the GSB LTWs (to the extent related thereto) or the CalFed Litigation and the CalFed Securities (to the extent related thereto) for purposes of determining the amount of any proceeds payable or securities issuable to the Holders under the GSB LTWs or the CalFed Securities, as the case may be.

                  (d) In addition to the compensation contemplated by Section 2.1(c), the Litigation Managers shall each be entitled (and shall be fully vested in such entitlement) to receive out of any recovery pursuant to the Goodwill Litigation an incentive fee in an amount equal to 0.25% of the aggregate value of the pre-tax recovery including post-judgment interest (whether paid in cash or noncash consideration, or in a lump sum or in installments) in respect of each of the Glendale Litigation (the "Glendale Incentive Fee") and the CalFed Litigation (the "CalFed Incentive Fee" and, together with the Glendale Incentive Fee, the "Incentive Fees"). If any recovery is paid, in whole or in part, in a form other than cash or other than in a single lump sum, the Litigation Managers shall determine in the first instance the value of such recovery, subject to review by the Glendale Committee (in the case of the Glendale Litigation) or the CalFed Committee (in the case of the CalFed Litigation). The Glendale Incentive Fee and the CalFed Incentive Fee, as the case may be, shall be payable upon the receipt of a final nonappealable judgment or in the event of a final settlement (a "Final Resolution") of the Glendale Litigation or the CalFed Litigation, respectively (whether or not any consideration in respect of such judgment or settlement has been received as of such time). Notwithstanding the foregoing, a Litigation Manager shall be divested of his right to receive such Litigation Manager's share of the Glendale Incentive Fee or CalFed Incentive Fee if his employment hereunder in respect of the Glendale Litigation or the CalFed Litigation, respectively, is terminated prior to the date of a Final Resolution (1) by such Litigation Manager other than for Good Reason (as defined herein), death or incapacity, or (2) by the Company for Cause (as defined herein).

                  (e) Each of the Litigation Managers may be removed from his position as such (including as an Executive Vice President of the Company) with respect to the Glendale Litigation or the CalFed Litigation or both, but only for Cause and only upon the unanimous vote of the Glendale Committee (with respect to the Glendale Litigation) or the CalFed Committee (with respect to the CalFed Litigation) as to such removal (provided that any Litigation Manager shall cease to be an Executive Vice President of the Company upon removal as to both the Glendale Litigation and the CalFed Litigation). The Company or a Committee shall have "Cause" to terminate a Litigation Manager's employment hereunder only upon (i) the conviction of the Litigation Manager for the commission of a felony involving dishonesty with respect to the Company or the Holders or (ii) gross and willful misconduct undertaken in bad faith by the Litigation Manager that is demonstrably and materially injurious to the Company or to the economic interests of the Holders as a group. Further, no breach, act or failure to act on the Litigation Manager's part shall constitute "Cause" if such breach, act or failure to act resulted from the Litigation Manager's incapacity due to physical or mental illness or any such actual or anticipated breach, act or failure to act resulted from a resignation by the Litigation Manager for Good Reason.

                  (f) A Litigation Manager may terminate his employment hereunder as to either or both of the Glendale Litigation and the CalFed Litigation for "Good Reason." "Good Reason" shall mean (i) a material breach by the Company of a material obligation of the Company under this Management Agreement after the Litigation Manager has given the Company notice of the breach within 90 days of the breach and the Company has not remedied the breach in accordance with the next sentence or (ii) the existence of a conflict of interest not due to any misconduct by the Litigation Manager which in the reasonable judgment of the Litigation Manager renders inappropriate the Litigation Manager's employment hereunder with respect to either the Glendale Litigation or the CalFed Litigation. A breach described in this clause includes, without limitation, (i) a detrimental alteration to the terms of the Litigation Manager's employment as described herein, (ii) any reduction in the Litigation Manager's annual salary or other fees, benefits or working conditions described herein or the failure of the Company to pay when due to the Litigation Manager any salary or fee or other benefits referred to in this Management Agreement, (iii) the failure of the Company to obtain an agreement reasonably satisfactory to the Litigation Manager from any successor to the Company to assume and agree to perform this Management Agreement, or if the business for which the Litigation Manager's services are principally performed is sold or transferred, the failure of the Company to obtain such an agreement from the purchaser or transferee of such business or (iv) any termination of the Litigation Manager's employment which is not effected pursuant to the terms of this Management Agreement and which is not remedied within 30 days after receipt of written notice from the Litigation Manager delineating each such claimed breach and setting forth the

Litigation Manager's intention to terminate employment if such breach is not remedied; provided, that if the specified breach cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such breach and diligently continues such steps thereafter until a remedy is effected, such breach shall not constitute "Good Reason" provided that such breach is remedied within 60 days after receipt of written notice.




                  (g) In the event of the removal, resignation, retirement, death or incapacity of a Litigation Manager with respect to the Glendale Litigation, the CalFed Litigation or both, such Litigation Manager shall not be replaced and the remaining Litigation Manager shall continue to serve in such capacity until such service is terminated pursuant hereto. Resignation or removal as to one of the Goodwill Litigations shall not affect a Litigation Manager's rights, powers, privileges, immunities or obligations hereunder with respect to the Goodwill Litigation as to which such Litigation Manager has not resigned or been removed. In the event that a Litigation Manager resigns or is removed or ceases to serve in such capacity for any reason, the remaining Litigation Manager shall be entitled to such former Litigation Manager's rights hereunder in respect of compensation and otherwise, including salary and any forfeited portion of the Incentive Fees, provided that only Stephen J. Trafton shall be entitled to the Trafton Benefits, and only Richard A. Fink shall be entitled to the Fink Benefits.

                  (h) At such time as there are no Litigation Managers with respect to the Glendale Litigation (or the remaining Litigation Manager has informed the Company in writing that such Litigation Manager intends to retire, resign or otherwise cease to serve in such capacity), the Glendale Committee, by majority vote, shall be authorized to appoint a successor Litigation Manager or Litigation Managers with respect to the Glendale Litigation and the GSB LTWs. At such time as there are no Litigation Managers with respect to the CalFed Litigation (or the remaining Litigation Manager has informed the Company in writing that such Litigation Manager intends to retire, resign or otherwise cease to serve in such capacity), the CalFed Committee, by majority vote, shall be authorized to appoint a successor Litigation Manager or Litigation Managers with respect to the CalFed Litigation and the CalFed Securities.

                  2.2 California Federal, GSB and Glendale Federal, and their respective successors, shall cooperate with the Litigation Managers with respect to the duties and responsibilities of the Litigation Managers hereunder and, without limiting the generality of the foregoing, shall provide the Litigation Managers with such access to their books, records, offices and other facilities and to their employees, agents, attorneys and independent accountants as the Litigation Managers shall reasonably require for the purpose of performing their respective duties and exercising their powers hereunder. The Litigation Managers shall have the authority on behalf of the Company and its subsidiaries, as the case may be, to consult with and instruct attorneys of California Federal and Glendale Federal in connection with the CalFed Litigation and the Glendale Litigation, respectively. GSB agrees to use its reasonable best efforts to cause the relevant officers, employees, agents and representatives of the Surviving Bank and its successors to be available to provide testimony and to execute documents, in each case required in the reasonable judgment of the Litigation Managers, for the purpose of prosecuting the Goodwill Litigation, including execution of any complaints, motions, answers and other pleadings, affidavits, requests and notices, other than pursuant to instructions that are determined to be unreasonable by the Glendale Committee or the CalFed Committee, as applicable.

                  2.3 (a) The Company shall provide the Litigation Managers and the Committees with drafts of any tax return, report, declaration or certification (each, a "Tax Return") reporting, reflecting or relating to any Final Resolution or receipt of proceeds in respect thereof at least 30 days prior to the date such Tax Return is required to be filed. The Litigation Managers shall provide comments upon such Tax Returns within 10 days of the receipt thereof, and the Company shall give due consideration of such comments of the Litigation Managers as are provided within such period.

                  (b) The Committees (as defined in the Agreement), in consultation with the KPMG Peat Marwick LLP (or any successor thereto), shall review (i) any Tax Return, audit, contest, claim, proceeding or inquiry with respect to taxes arising from or relating to (A) any Final Resolution or receipt of proceeds in respect thereof or (B) the distribution of the CalFed Securities or the GSB LTWs or any payment in respect of the CalFed Securities or (ii) matters related to any responsibility of KPMG Peat Marwick LLP (or any successor thereto) under Section 1.6 of the Agreement.

                  (c) The Company shall use its best efforts not to take any action that would or would be reasonably likely to have the effect of increasing the tax benefits or decreasing the tax burden associated with (i) any Final Resolution of the CalFed Litigation or the receipt of proceeds in respect thereof or (ii) the distribution of the CalFed Securities or any payment in respect of the CalFed Securities, at the cost of decreasing the tax benefits or increasing the tax burden associated with (i) any Final Resolution of the Glendale Litigation or receipt of proceeds in respect thereof or (ii) the distribution of the GSB LTWs.



                                  ARTICLE III

                                 The Committees

                  3.1 (a) The initial members of the Glendale Committee shall be the GSB Directors. The initial members of the CalFed Committee shall be [_________]. Each of the Glendale Committee and the CalFed Committee shall at all times have at least two members, and all such members shall be members of the Board of Directors of the Company and of the federal savings bank that is the surviving corporation in the merger of Glendale Federal and California Federal pursuant to the Agreement (the "Bank"); provided, however, that members of the Committees shall not be required to be members of such Boards of Directors after a Change of Control of the Company (it being understood that any such Change of Control shall not diminish, to the extent permitted under applicable law, the rights and powers of such Committee members hereunder). In order to maintain continuity in respect of the prosecution of the Goodwill Litigation, the Board of Directors of the Company shall, subject to Section 3.3 hereof, nominate the persons who are members of the Committees from time to time to be elected to further terms as Directors of the Company or of the Bank, as the case may be, it being the understanding of the parties hereto that continuity of membership on such Committees is in the best interests of the Company and the Holders.

                  For the purpose of this Management Agreement, a "Change of Control" shall mean:

                         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that such acquisitions by any of First Gibraltar Holdings, Inc. or Hunter's

         Glen/Ford, Ltd., their respective successors or any affiliate or associate of the foregoing (each, an "FGH Entity") shall not constitute a "Change of Control" hereunder; or



                         (ii) Individuals who, as of the Effective Time, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                         (iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding the Company, such corporation resulting from such Business Combination or the FGH Entities) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
         (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                         (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company. The Company agrees not to effect or allow to be effected any Change of Control unless any acquiror or successor in such Change of Control agrees to take such actions as are necessary and appropriate to assure that the rights of the Litigation Managers hereunder, as well as the rights of the Holders, are honored and not affected in any adverse manner.

                  (b) Except as otherwise expressly provided herein, each Committee may act only with the concurrence of a majority of its members; provided, however, that a Committee may, in its discretion, designate a Chairman to act as the administrative Committee member. A Committee may delegate to its Chairman such authority as the Committee may determine.

                  3.2 Each member of the Committees shall be entitled to receive reasonable fees for service thereon as determined by the Board of Directors of the Company from time to time, but in no event less than the highest fees received by members of other committees of the Board of Directors of the Company.

                  3.3 If any member of a Committee shall resign, die or become incapacitated, or shall otherwise become unable to act as a member of such Committee, a majority of the remaining members of such Committee (or the remaining member, if only one) shall have the sole authority to appoint a successor. If such successor is required pursuant to Section 3.1(a) to be a member of the Board of Directors of the Company, such Board of Directors shall promptly appoint the individual chosen as successor to such Board of Directors and shall cause such individual to be nominated for election to such Board of Directors at the next meeting at which directors are to be elected (provided that such individual is reasonably acceptable to the Board of Directors of the Company). A majority of the members of a Committee may vote at any time to remove a committee member and to appoint a new member to fill the vacancy so created. A successor or a new Committee member appointed pursuant to this
Section 3.3 shall be entitled to all of
the rights, powers, immunities and privileges of the other members of such Committee, without the need of any further act or writing.

                  3.4 Subject to Section 2.1 hereof, each Committee may commit to and shall pay its attorneys' compensation for services rendered and expenses incurred and may enter into arrangements on such terms as may be approved by such Committee with such counsel. A Committee may commit to and shall pay all such persons or entities that it retains compensation for services rendered and expenses incurred.

                  3.5 Any member of a Committee and any Litigation Manager may also be a GSB Holder or a CalFed Holder or an officer, director, employee or affiliate of a GSB Holder or of a CalFed Holder and will have all the rights of such a Holder to the same extent as if he or she were not a member of the Committee.


                                   ARTICLE IV

                               Costs and Expenses

                  4.1 (a) The GSB Committee and the Litigation Managers shall have the power to authorize the expenditure by the Company of all funds deemed by the GSB Committee or the Litigation Managers to be reasonably necessary to pursue the Glendale Litigation or in respect of the GSB LTWs (it being the understanding of the parties that such funds are expected to amount to at least $10 million), such expenditures including, without limitation, all legal and other professional fees and costs incurred in connection with the Glendale Litigation, the GSB LTWs, the compensation and expense reimbursements of the Committee described in Sections 3.2 and 3.4, payment of any expenses incurred by or on behalf of the Litigation Managers pursuant hereto and the compensation of the Litigation Managers, costs and expenses of counsel and experts retained by the GSB Committee pursuant to Section 3.4, and any amounts paid pursuant to
Article 5.

                  (b) The CalFed Committee and the Litigation Managers shall have the power to authorize the expenditure by the Company of all funds deemed by the CalFed Committee or the Litigation Managers to be reasonably necessary to pursue the CalFed Litigation or in respect of the CalFed Securities (it being the understanding of the parties that such funds are expected to amount to at least $20 million), such expenditures including, without limitation, all legal and other professional fees and costs incurred in connection with the CalFed Litigation, the CalFed Securities, the compensation and expense reimbursements of the CalFed Committee described in Sections 3.2 and 3.4, payment of any expenses incurred by or on behalf of the Litigation Managers pursuant hereto and the compensation of such Litigation Managers, costs and expenses of counsel and experts retained by the CalFed Committee pursuant to Section 3.4, and any amounts paid pursuant to Article 5.

                                   ARTICLE V

                    Indemnification; Limitation of Liability

                  5.1 In taking any action hereunder, or in refraining therefrom, a Committee, the members thereof and the Litigation Managers shall each be protected in relying upon any notice, paper or other document reasonably believed by it or them to be genuine and signed by the proper parties, or upon any evidence reasonably deemed by it or them to be sufficient. A Committee, the members thereof and the Litigation Managers may each rely on the statements contained in such writings. In no event shall the Committee, any member thereof or the Litigation Managers be liable to the Company, any subsidiary thereof or to the CalFed Holders or GSB Holders for any action, omission, decision, determination or undertaking by such Committee, any of its members or a Litigation Manager unless it has been shown by clear and convincing evidence in a court of competent jurisdiction that such action, omission, decision, determination or undertaking was undertaken with deliberate intent to cause substantial injury to the Company or the CalFed Holders or GSB Holders or with reckless disregard for the best interests of such persons. If a Committee, any member thereof or a Litigation Manager consults with counsel or other experts in connection with its or their duties hereunder, it and they shall be fully protected by any action, omission, decision, determination or undertaking taken, suffered or permitted by it or them in good faith and in accordance with the advice of such counsel or other experts, including counsel or experts who are affiliates of one or more of the members of a Committee or of one or both Litigation Managers.

                  5.2 Each member of the Committees and each of the Litigation Managers shall be indemnified and held harmless by the Company against all claims, demands, obligations, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise (so long as the Company has approved such compromise, which approval shall not be unreasonably withheld), or as fines or penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding by one or more GSB Holders or CalFed Holders or by any other person, whether civil or criminal, in which he or she may be involved, or with which he or she may be threatened, by reason of the fact that he or she is or was a Committee Member or a Litigation Manager, provided that such Committee member or Litigation Manager shall not be entitled to have such indemnification in respect of any matter as to which it shall have been shown in a court of competent jurisdiction that an action, omission, decision, determination or undertaking of a Committee member or Litigation Manager was undertaken by such person with deliberate intent to cause substantial injury to the Company or the CalFed Holders or GSB Holders or with reckless disregard for the best interests of such persons.

                  5.3 Advance payments in connection with indemnification under this Article 5 shall be made by the Company, if so requested by any person entitled to indemnity pursuant to Section 5.2, provided that such indemnified person shall have given a written undertaking to repay any amount advanced by or on behalf of the Company in the event it is subsequently determined that he or she is not entitled to indemnification under the standard set forth in
Section 5.2.

                  5.4 The Company shall use its reasonable best efforts to cause an endorsement to its Directors and Officers insurance policy to adequately insure that each of the members of such Committee and the Litigation Managers shall be indemnified against any loss, liability or damage for which such person is entitled to be indemnified pursuant to this Article 5 and that is attributable to the Glendale Litigation or the GSB LTWs, in the case of the GSB Committee, or the CalFed Litigation or the CalFed Securities, in the case of the CalFed Committee.

                  5.5 The rights accruing to any Committee member or Litigation Manager under this Article 5 shall not exclude any other right to which such person may be entitled, and, notwithstanding the other provisions of this
Article 5, each Committee member and Litigation Manager shall be indemnified and insured as a director and employee of the Company to the fullest extent provided to directors and executive officers, respectively, of the Company, provided that no such indemnification or insurance shall be less favorable than that provided by GSB in favor of such persons as of the date hereof.

                                   ARTICLE VI

                           Amendments; Miscellaneous

                  6.1 This Management Agreement may be amended from time to time, but only by an instrument in writing executed by the parties hereto or their successors and approved by resolution of a majority of the members of each Committee; provided, however, that any amendment or other modification of this Management Agreement that would result in any change to, or any provision inconsistent with, a provision of this Management Agreement that contemplates Committee action by more than a majority of the members thereof shall not be amended except by an instrument in writing executed by the parties hereto or their successors and approved by resolution of such higher number of the members of each Committee.

                  6.2 (a) Subject to Section 6.2(b), nothing in this Management Agreement shall be construed to prevent service by any Litigation Manager as a director or employee of, or a consultant to, a financial institution or other business, other than the Company.

                  (b) As of the Effective Time and for three years thereafter, neither Litigation Manager will directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business principally engaged in the savings and loan or federally insured thrift business in California which is in material competition with the business conducted by the Company. Ownership for personal investment purposes only of less than 5% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

                  (c) As of the Effective Time and for three years thereafter, neither Litigation Manager will, directly or indirectly, solicit for employment by other than the Company any person employed by the Company at the Effective Time, nor will either Litigation Manager, directly or indirectly, solicit for employment by other than the Company any person known by such Litigation Manager to be employed at the time by the Company.

                  (d) Each Litigation Manager shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, which shall have been obtained by the Litigation Manager during his employment by the Company and which shall not be or become public knowledge (other than by acts by the Litigation Manager in violation of this Management Agreement). After termination of the Litigation Manager's employment with the Company, the Litigation Manager shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 6.2 constitute a basis for deferring or withholding any amounts otherwise payable to a Litigation Manager under this Management Agreement.

                  6.3 This Management Agreement and the Agreement constitute the entire agreement among the parties and their affiliates with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties and their affiliates or any of them with respect to the subject matter hereof, and nothing in this Management Agreement shall be deemed to create any fiduciary or additional obligations on the part of any person in favor of the Holders or to affect in any manner the rights of the Holders under the GSB LTWs and the CalFed Securities (and, without limiting the foregoing, no Litigation Manager shall be deemed to owe a fiduciary duty to the Company or the Holders as a result of their service as such hereunder).

                  6.4 This Management Agreement, and all of the provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors (including without limitation any transferee of all or substantially all of the assets of a party hereto or the entity resulting from or surviving a Change of Control or succeeding to a party hereto in such Change of Control) and assigns, but the obligations and responsibilities of the Litigation Managers under this Management Agreement with respect to the Glendale Litigation and the GSB LTWs, on the one hand, or the CalFed Litigation and the CalFed Certificates, on the other hand, shall not be assigned by such Litigation Managers without the prior consent of the Company.

                  6.5 The parties hereto hereby agree to execute, acknowledge and deliver such further agreements and instruments and to do such further acts, or to cause their respective affiliates to execute, acknowledge and deliver such further agreements and instruments and to do such further acts, as may be necessary or proper to effectively carry out the purposes and intents of this Management Agreement.

                  6.6 Any provision of this Management Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

                  6.7 This Management Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the applicable laws of the United States of America, without reference to principles of conflict of laws. The captions of this Management Agreement are not part of the provisions hereof and shall have no force or effect.

                  6.8 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Litigation Managers:

                  Stephen J. Trafton
                  Richard A. Fink
                  c/o Golden State Bancorp Inc.
                  414 North Central Avenue
                  Glendale, California  91203

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 W. 52nd Street
                  New York, New York 10019
                  Attention: Edward D. Herlihy, Esq.

                  If to the Company or the Surviving Bank:

                  MacAndrews & Forbes Holdings Inc.
                  35 East 62nd Street

                  New York, New York  10021
                  Attention: General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention: Fred B. White, III, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  6.9 The parties hereto agree that irreparable damage would occur in the event that the provisions of this Management Agreement were not performed by the Company in accordance with its specific terms or otherwise breached. Accordingly, it is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Management Agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  6.10 This Management Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  6.11 Any dispute or controversy arising under or in connection with this Management Agreement (relating to any issue other than the compensation, fees or benefits of the Litigation Managers hereunder, including without limitation the matters contemplated by Sections 2.1(c) (and the schedules referred to therein) and 2.1(d) hereunder) shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect or of such similar organization as the parties hereto may mutually agree. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company agrees to pay, as incurred, all legal or arbitration fees and expenses which a Litigation Manager may reasonably incur as a result of any proceeding with respect to such enforcement hereunder, plus interest on any delayed payment at the rate set forth in
Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

                  6.12 This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (a) the termination of the Agreement in accordance with its terms or (b) the occurrence of all of the following events: (i) a final nonappealable judgment or order in or a final settlement of the Goodwill Litigation, (ii) fulfillment of all obligations to the Holders under the terms of the GSB LTWs and the CalFed Securities and (iii) the payment of all amounts owing hereunder to the Litigation Managers in respect of the subject matter of this Management Agreement (except that, in the case of a termination pursuant to clause (b), (A) the provisions of Sections
5.2 and 5.3 shall continue for a period of six years following such termination; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and (B) the obligations of the Company set forth in Schedules 2.1(c)(i) and 2.1(c)(ii) to this Management Agreement shall survive such termination.

                  IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement, or caused this Management Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            GOLDEN STATE BANCORP INC.


                                            By:  /s/ Stephen J. Trafton
                                                -------------------------------
                                            Name: Stephen J. Trafton
                                            Title: Chairman of the
                                              Board, President and
                                              Chief Executive Officer

                                            GLENDALE FEDERAL BANK, FEDERAL
                                            SAVINGS BANK


                                            By:  /s/ Stephen J. Trafton
                                                -------------------------------
                                            Name: Stephen J. Trafton
                                            Title: Chairman of the
                                              Board, President and
                                              Chief Executive Officer


                                            CALIFORNIA FEDERAL BANK, A
                                            FEDERAL SAVINGS BANK


                                            By:  /s/ Carl B. Webb
                                                -------------------------------

                                            Name: Carl B. Webb
                                            Title: President and Chief
                                              Operating Officer


                                            /s/ Stephen J. Trafton
                                            -------------------------------
                                            Stephen J. Trafton


                                            /s/ Richard A. Fink
                                            -------------------------------
                                            Richard A. Fink

                               SCHEDULE 2.1(C)(I)


                  Notwithstanding any provision of the Management Agreement or the Agreement to the contrary, Stephen J. Trafton ("Trafton") shall be provided with the following benefits:

                  1. Retirement Benefit. Trafton shall be entitled to an annual pension benefit of $1,000,000 (the "Pension Benefit"), payable, at Trafton's election, in one of the forms and commencing at the times described herein: (i) the Pension Benefit payable monthly in advance commencing on Trafton's 60th birthday and for the rest of his life; (ii) the actuarial equivalent of the Pension Benefit, payable in a lump sum on Trafton's 60th birthday; or (iii) the actuarial equivalent of the Pension Benefit payable upon Trafton's termination of employment as a Litigation Manager for any reason, either in a lump-sum or on an annuity basis, and actuarially reduced to take into account commencement prior to Trafton's 60th birthday. In the event Trafton's Pension Benefit is payable in accordance with clauses (ii) or (iii) of the foregoing sentence, the amount of such benefit shall be determined in good faith based on reasonable assumptions by the Company's actuaries. Upon Trafton's death and provided that the Pension Benefit has not previously been paid as a lump-sum, his spouse, should she survive him, shall be entitled to an annual pension benefit of 50% of the Pension Benefit, payable monthly in advance. Trafton shall be fully vested in the Pension Benefit at the Effective Time.

                  2. Medical Benefits. Notwithstanding anything to the contrary contained in Section 2.1(c) of the Management Agreement, during Trafton's employment as Litigation Manager and thereafter, upon Trafton's termination of employment for any reason, for the remainder of Trafton's life and the life of his spouse, he and his spouse shall be provided with medical benefits at the Company's expense pursuant to an indemnity plan reasonably acceptable to Trafton (the "Medical Benefits"). Trafton shall be fully vested in the Medical Benefits at the Effective Time.

                  3. Enforceability. The provisions of this Schedule 2.1(c)(i) are for the benefit of Trafton and shall be enforceable by him against the Company in a court of competent jurisdiction. The Company agrees to pay, as incurred, all legal fees and expenses which Trafton may reasonably incur as a result of any proceeding with respect to such enforcement hereunder, plus interest on any delayed payment at the rate set forth in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

                              SCHEDULE 2.1(C)(II)


                  Notwithstanding any provision of the Management Agreement or the Agreement to the contrary, Richard A. Fink ("Fink") shall be provided with the following benefits:

                  1. Retirement Benefit. Fink shall be entitled to an annual pension benefit of $325,000 (the "Pension Benefit"), payable at Fink's election in one of the forms and commencing at the times described herein: (i) the Pension Benefit payable monthly in advance commencing on Fink's 65th birthday and for the rest of his life; (ii) the actuarial equivalent of the Pension Benefit, payable in a lump sum on Fink's 65th birthday; or (iii) the actuarial equivalent of the Pension Benefit payable upon Fink's termination of employment as a Litigation Manager for any reason, either in a lump-sum or on an annuity basis, and actuarially reduced to take into account commencement prior to Fink's 65th birthday. In the event Fink's Pension Benefit is payable in accordance with clauses (ii) or (iii) of the foregoing sentence, the amount of such benefit shall be determined in good faith based on reasonable assumptions by the Company's actuaries. Upon Fink's death and provided that the Pension Benefit has not previously been paid as a lump-sum, his spouse, should she survive him, shall be entitled to an annual pension benefit of 50% of the Pension Benefit, payable monthly in advance. Fink's Pension Benefit shall vest in two equal installments on each of the first and second anniversaries of the Effective Time and shall be fully vested on the second anniversary of the Effective Time, provided that the Pension Benefit shall be immediately and fully vested upon Fink's termination of employment as a Litigation Manager for Good Reason or without Cause or upon Fink's disability. For purposes hereof, "disability" shall have the meaning set forth in the change of control employment agreement between Fink and Glendale Federal Bank, Federal Savings Bank, dated as of December 31, 1997, as amended.

                  2. Medical Benefits. Notwithstanding anything to the contrary contained in Section 2.1(c) of the Management Agreement, during Fink's employment as Litigation Manager and thereafter, upon Fink's termination of employment for any reason, for the remainder of Fink's life and the life of his spouse, he and his spouse shall be provided with medical benefits at the Company's expense pursuant to an indemnity plan reasonably acceptable to Fink (the "Medical Benefits"). Fink shall be fully vested in the Medical Benefits at the Effective Time.

                  3. Enforceability. The provisions of this Schedule 2.1(c)(ii) are for the benefit of Fink and shall be enforceable by him against the Company in a court of competent jurisdiction. The Company agrees to pay, as incurred, all legal fees and expenses which Fink may reasonably incur as a result of any proceeding with respect to such enforcement hereunder, plus interest on any delayed payment at the rate set forth in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.